Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Revolve Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 26, 2020	By:	/s/ Mike Karanikolis
Mike Karanikolis
Co-Founder and Co-Chief Executive Officer (Principal Executive Officer)
	By:	/s/ Jesse Timmermans
Jesse Timmermans
Chief Financial Officer (Principal Financial and Accounting Officer)